GENSPERA, INC.
EXECUTIVE DEFERRED  COMPENSATION PLAN

Effective [_____], 2011 (the "Effective Date"), GenSpera, Inc. (the "Company") hereby establishes the GenSpera, Inc. Executive Deferred Compensation Plan (the "Plan") for the benefit of the Participants of the Plan.

ARTICLE I
PURPOSE OF THE PLAN

1.1           Plan Purpose.  The Plan is established for the purpose of providing retirement benefits for the Participants who are members of a select group of management or highly compensated employees of the Company and is intended to be an unfunded plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA").  All benefits under the Plan will be provided solely from the general assets of the Company.  It is intended that the Plan be exempt from Parts II, III and IV of Title I of ERISA pursuant to ERISA Sections 201(2), 301(a)(3) and 401(a)(1). Additionally, the plan is intended to comply will all of the provisions of §409A of the Internal Revenue Code.

ARTICLE II
DEFINITIONS

Whenever capitalized in the text, the following terms shall have the meaning set forth below.

2.1           Award.  “Award” shall mean the grant of a Cash Bonus, Restricted Stock or a SAR to a Participant as provided in Article IV.

2.2           Award Agreement.  "Award Agreement" means the written agreement for the grant of a Company Stock Award executed by the Company to which the Participant primarily provides services on the date of grant, and the Participant, and any amendments thereto.

2.3           Board of Directors.  “Board” or “Board of Directors” means the Board of Directors for the Company.

2.4           Beneficiary.  "Beneficiary" means:

(a)           The Participant's surviving spouse;

(b)           If his surviving spouse is still alive, the Participant may designate another person to be the Beneficiary only if his spouse consents in writing to the designation of such person as the Beneficiary and the consent acknowledges the effect of the designation and is witnessed by an officer of the Company or a notary public, or it is established to the satisfaction of an officer of the Company that the consent required under this paragraph may not be obtained because there is no spouse, the spouse cannot be located, or such other circumstances as may be authorized by the Committee.

(c)           In the case where a deceased Participant failed to designate a Beneficiary, the Committee is unable to locate a designated Beneficiary, the Beneficiary predeceased the Participant, or the designation of the Beneficiary by the Participant is legally ineffective, any distribution on behalf of a Participant shall be paid to the person or persons included in the highest priority category among the following:

(i)           The Participant's surviving Spouse;

(ii)          The Participant's surviving children, including adopted children;

(iii)         The Participant's surviving parents;

(iv)         The Participant's surviving brothers and sisters (whether whole or half-blood); or

(v)          The Participant's estate.  In the event the Participant has neither a surviving spouse nor a properly designated Beneficiary, the remaining portion of his benefit shall be made to his estate.

2.5           Cash Bonus.  "Cash Bonus" means the deferred cash bonus granted to a Participant by the Board, in its sole and absolute discretion.

2.6           Cause.  “Cause” shall mean that the Participant has:  (i) intentionally committed an unlawful act or omission in the performance of the Participant's duties that materially harms the Company; (ii) been grossly negligent in the performance of the Particiapnt’s duties to the Company; (iii) willfully failed or refused to follow the lawful and proper directives of the Board; (iv) been convicted of, or pleaded guilty or nolo contendre, to a felony; (v) committed an act involving moral turpitude; (vi) committed an act relating to the Company involving, in the good faith judgment of the Board, material fraud or theft resulting in material harm to the Company; (vii) breached any material provision of this Agreement or any nondisclosure or non-competition agreement between the Participant and the Company; or (viii) breached a material provision of any code of conduct or ethics policy in effect at the Company, as all of the foregoing may be amended prospectively from time to time.

2.7           Change of Control.  “Change of Control” shall mean the occurrence of any of the following events, but only if such event also constitutes a "change in control event" as defined in Treasury Regulation §1.409A-3(i)(5)(i):

(i)           Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of ownership interests in the Company representing more than 50% of the total voting power represented by the Company’s then outstanding ownership interests; or

(ii)           The date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the members of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting ownership interests of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the owners of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

(iii)           a majority of the members of the Company's Board of Directors is replaced during any twelve month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of appointment or election;

(iv)           Notwithstanding (i), (ii) and (iii) above, a Change of Control shall not occur where an owner of an interest in the Company transfers, for estate planning purposes, as part of a division of property pursuant to a divorce decree or as a result of the death of the owner, all or any portion of his ownership interest either to a trust, partnership or other entity for the sole benefit of himself or his spouse or issue or to a heir in the case of death.

2.8           Code.  “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.9           Committee.  "Committee" means the Committee described in Article VII.

2.10           Company Stock.  "Company Stock" means the Company's common stock.

2.11           Compensation.  "Compensation" means the amount of wages within the meaning of Code Section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed paid to a Participant for the calendar year immediately preceding the calendar year in which the Change of Control occurs.  Except as otherwise expressly provided in this Plan to the contrary, the term "Compensation" shall include those amounts that represent salary reduction contributions with respect to a plan of the Company qualified under Code §401(k) and elective deferrals with respect to a plan of the Company qualified under Code §125.

2.12           Deferral.  Deferral shall mean a portion of the Participant’s Compensation allocable to a certain period, which Compensation the Participant has elected to defer under this Agreement.

2.13           Disabled or Disability.  “Disabled” or “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than six months.  Whether the Participant has a Disability will be determined by a majority of the Board based on evidence provided by one or more physicians selected by the Board and approved by the Participant, which approval shall not be unreasonably withheld.

2.14           Effective Date.  “Effective Date” shall mean [January 1, 2011].

2.15           Employee.  “Employee” means each person currently employed by the Company, any portion of whose income is subject to withholding of income tax or for whom social security retirement contributions are made by the Company and any other person qualifying as a common law employee of the Company.  Notwithstanding any provision in this Plan to the contrary, the determination of the eligibility of any individual as an Employee by the Board shall be conclusive.  Should any individual who is not classified as an Employee of the Corporation for purposes of the Corporation’s payroll records (including, without limitation, any leased employees or other individuals employed by or through a temporary help firm, technical help firm, employee leasing firm or professional employer organization) be determined to be a common law employee of the Corporation, that individual shall not be eligible to participate in the Plan until such determination is made.

2.16           ERISA.  “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

2.17           Fair Market Value.  "Fair Market Value" means, as of any date, the value of the Company Stock determined as follows:

(i)           If the Company Stock is listed or quoted for trading on the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, or the Pink Sheets, on the date in question, the Fair Market Value of a share of Company Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Company Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Company Stock on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(ii)           In the absence of such markets for the Company Stock, the Fair Market Value shall be determined [by the Board in good faith].

2.18           Participant.  "Participant" means an individual who is an Employee and meets the eligibility requirements of Article III.

2.19           Plan Year.  "Plan Year" means the calendar year, January 1 through December 31.

2.20           Restricted Stock.  "Restricted Stock" means a specified number of Shares issued to a Participant for a specified purchase price, if any, and subject to the transfer restrictions, repurchase obligations, rights of first refusal, vesting schedules, performance goals for vesting, and other provisions as the Committee determines in its exclusive discretion.

2.21           Rule 16b-3.  "Rule 16b-3" means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

2.22           Stock Appreciation Right.  "Stock Appreciation Right" or "SAR" means a stock appreciation right entitling the Grantee to Shares or cash, as provided in the Award Agreement, measured by the increase in the Fair Market Value of a specified number of Shares from the date of grant until the date of exercise.

2.23           Retirement Date.  "Retirement Date" means the date on which the Participant terminates his employment with the Company after he has attained the age of [sixty-five].

2.24           Share.  "Share" means a share of Company Stock.

2.25           Termination Date.  “Termination Date” shall mean (i) if a Participant’s employment is terminated by the Company for Disability, thirty days after notice of termination is given to the Participant (provided that the Participant shall not have returned to the performance of the Participant’s duties on a full-time basis during such thirty day period), (ii) if the Participant’s employment is terminated by the Company for any other reason, the date on which a notice of termination is given, or (iii) if the employment is terminated by the Participant, the date on which the Participant delivers the notice of termination to the Company.

2.26           Valuation Date.  "Valuation Date" means the last day of each Plan Year (December 31), unless the Committee, in its sole discretion, selects an alternative date.

2.27           Year of Service.  The Participant shall be deemed to have earned a "Year of Service" if the Participant is employed by the Company continuously for 365 days during a Plan Year.  Years of Service completed before the Effective Date shall not be considered.

ARTICLE III
PARTICIPATION

3.1           Eligibility.  The Board, in its sole discretion, shall designate the Employees of the Company that are Participants in the Plan.  Each Participant shall continue to be a Participant until all of his benefits have been paid in full under the terms of the Plan.

ARTICLE IV
PLAN BENEFITS

4.1           Cash Bonus.  Each Plan Year, the Board, in its sole and absolute discretion, may grant a deferred Cash Bonus payable to a Participant in the manner determined by the Board.

4.2           Company Stock Awards.  Each Plan Year, the Board, in its sole and absolute discretion, may grant Awards of Shares to a Participant in accordance with the provisions of Section 4.3 below.

4.3           Company Stock Grants.  The Board shall set forth the provisions of each Company Stock Award in an Award Agreement. The Board shall designate, in its exclusive discretion, the provisions of each Company Stock Award, including without limitation any transfer restrictions, repurchase obligations, rights of first refusal, the method of payment of the exercise or purchase price, vesting schedules, and performance goals for vesting.  Performance goals may be based on anyone or more of an increase in the Fair Market Value of Shares, earnings per Share, total shareholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, personal management objectives, and other performance measures as determined by the Board in its exclusive discretion.  Partial achievement of performance goals may, as provided in the Award Agreement, result in payment or vesting corresponding to the degree of achievement.

4.4           Repurchase of Shares.  For any Company Stock Award that contains a repurchase obligation for Shares, other than a right of first refusal, or a put or call right that is not a lapse restriction under Treasury Regulation §1.83-3(i), the purchase price shall be the Fair Market Value of the Shares on the date of repurchase (disregarding lapse restrictions under Treasury Regulation §1.83-3(i)).

4.5           Restricted Stock.  Upon an Company Stock Award of Restricted Stock, the Company shall issue in the Participant's name and deliver to the Participant a certificate for the Restricted Stock.  The Shares represented by the certificate shall be subject to the restrictions in the Award Agreement.  Subject to Section 4.9 below, once the Restricted Stock Award vests, the Company shall issue a new certificate for the Shares without these restrictions, and the Grantee shall tender to the Company for cancellation the certificate for the Shares subject to these restrictions.

4.6           Code Section 162(m).  To protect against the Company's loss of deductibility under Code Section 162(m), the Board may make Restricted Stock Awards subject to the achievement of one or more pre-established performance goals for corporate, division, group, subsidiary, or unit performance, such as increases in gross revenue, earnings per Share, and ratios of earnings to equity or assets.  The Board may, in its exclusive discretion, change these goals to reduce or eliminate, but not to increase, a Restricted Stock Award.

4.7           Purchase Price for Restricted Stock.  The purchase price for Shares of Restricted Stock, if any, shall be the price set forth in the Award Agreement.  Subject to federal securities laws, the Code and applicable state corporate and securities laws and the Plan's provisions, the Board shall, in its exclusive discretion, determine the method of grant or vesting of a Restricted Stock Award.

4.8           Withholding.  The Company shall not issue and deliver Shares or cash until the Participant makes arrangements acceptable to the Board, in its exclusive discretion, for satisfaction of all federal and state tax withholding obligations, including without limitation on the exercise of an SAR, the grant or vesting of a Restricted Stock Award, the making of a Code Section 83(b) election, and the sale or other disposition of Shares received under an Award.  The federal or state tax withholding obligations may, in the Board's exclusive discretion, be satisfied in cash, or in Shares by the Participant's surrender of previously acquired Shares or the Company's retention of Shares otherwise to be delivered.

4.9           Participant’s Deferral Election.

(a)           Initial/Mid-Year Deferrals.  If the Participant, on the day before the date of this Agreement, does not participate in any elective account balance nonqualified deferred compensation plan of the Company or its Affiliates, the Participant may elect to defer Compensation earned during the balance of such Year by submitting to the Company, within thirty days after the date of this Agreement, a completed written election in the form provided by the Company designating the portion of Compensation to be deferred.  If the Participant participated in any elective account balance nonqualified deferred compensation plan of the Company or its Affiliates on the day before the date of this Agreement, then the Participant shall not have an opportunity to defer Compensation earned during such initial partial Year of participation.

(b)           Beginning-of-Year Deferrals.  To defer Compensation for an entire Year, the Participant shall file with the Company, prior to the end of the calendar year preceding the first day of the Year, an election form designating the portion of Base Compensation and/or Bonus that is to be deferred under this Agreement.

(c)           Bonus Deferral Election Modification.  The Participant, after timely electing to defer Bonus for a Year, may modify such election by filing with the Company a modified election at least six months prior to the end of the performance period for such Bonus; provided, however, such six-month election modification opportunity shall only be available so long as the Bonus to be deferred qualifies as “performance-based compensation.”  For these purposes, “performance-based compensation” means compensation the amount of which, or the entitlement to which, is contingent on the satisfaction of pre-established Company or individual performance criteria relating to a performance period of at least twelve consecutive months.  Company or individual performance criteria are considered pre-established if established in writing by not later than ninety days after the commencement of the period of service to which the criteria relates, provided that the outcome is substantially uncertain at the time the criteria are established.  Performance-based compensation does not include any amount or portion of any amount that will be paid either regardless of performance, or based upon a level of performance that is substantially certain to be met at the time the criteria is established. Moreover, in no event may an election to defer performance-based compensation be made after such compensation has become both substantially certain to be paid and readily ascertainable.

(d)           Deferral Election Form.  All elections made pursuant to this Article shall be made on the Deferral Election Form provided by, and at such times as determined by, the Committee.

(e)           Irrevocable Elections.  Except as provided above, the election to defer shall be irrevocable after the end of the applicable election period.

(f)           Amount Subject to a Deferral Election.  The amount of the
Participant’s Base Salary or Bonus to be deferred during a Year shall be a specified dollar amount or whole percentage designated by the Participant.  The
Participant may designate a separate amount (or percentage) for Base Salary and for Bonus.

(g)           Vesting of Deferrals.  The Participant’s Deferrals adjusted for investment loss or gain as provided in Article V shall be 100% vested.

ARTICLE V
BENEFITS UNFUNDED

5.1           Benefits Unfunded.  The benefits under this Plan shall not be funded, but shall constitute an unsecured liability payable, when due, by the Company out of its general assets.  The Participant is required to rely solely upon the Company's unsecured promise to pay the benefits.  In the event of a bankruptcy or insolvency of the Company, the Participant will be only a general creditor of the Company.  All amounts credited to the Account of the Participant represent a bookkeeping entry for the purpose of maintaining the amount of benefits promised by the Company under the Plan.

5.2           Revaluation of Accounts on Each Valuation Date.  Within sixty days after each Valuation Date, the Committee shall revalue the Account of the Participant as of the applicable Valuation Date so as to reflect any increase or decrease in the fair market value of the assets in the Participant's Account as of that date as compared with the value of the assets in the Participant's Account determined as of the immediately preceding Valuation Date.

ARTICLE VI
PAYMENT OF BENEFITS

6.1           Exercise of SARs.  Upon the vesting of an SAR, a Participant may exercise an SAR by giving written notice of exercise to the Company.  The Company shall issue the certificate for the Shares promptly on exercise, but until issuance of the certificate the Participant shall not have any right to vote or receive dividends, or any other rights as a shareholder.  In addition, on exercise of a SAR, the Participant shall not be entitled to any dividends declared and paid on the Shares underlying SAR between the date of grant and the date of exercise.

6.2           Vesting of Restricted Stock.  Unless the Participant has elected to defer a Restricted Stock Award as a Deferral, upon vesting in a Restricted Stock Award, the Company shall promptly issue the certificate for the vested Shares.  Until issuance of the certificate a Participant shall not have any right to vote or receive dividends, or any other rights as a shareholder.  In addition, on vesting the Participant shall not be entitled to any dividends declared and paid on the Shares between the date of grant and the date of vesting.

6.3           Exercise and Termination of Awards After a Termination Date.

(a)           Termination.  If the Participant’s employment is terminated for any reason, either by the Company or by Participant, then an amount equal to the vested portion (as determined by Section 6.5 below) of the undistributed portion of the Participant's benefit under the Plan shall be distributed to the Participant within sixty days of the Termination.

(b)           Change of Control.  In the event of a Change in Control, the Company or its successor in interest shall pay the entire undistributed portion of the Participant's entire benefit under the Plan within sixty days of the Change in Control.

6.4           Earnings.  The Company is under no obligation to set aside funds to pay the benefits under this Plan.

6.5           Vesting.  Subject to Section 4.9(g), during the Participant's period of employment with the Company any benefits granted under the Plan shall be subject to any conditions provided in the Award Agreement.

6.6           Payees under Legal Disability.  If any payee is a minor, or if the Board reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him, the Board may have the payment, or any part of it, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting such payee.  Any such payment shall be a payment for the benefit of the payee and shall, to the extent thereof, be a complete discharge of any liability under the Plan to the payee.

6.7           Payment of Benefits.  All payments under the Plan shall be delivered in person or mailed to the last address of the Participant (or, in the case of the death of a Participant, to that of the Beneficiary).  The Participant shall be responsible for furnishing the Company with the Participant's correct current address and the correct current name and the address of his Beneficiary.

6.8           Claims Procedure.  In the event the Participant's claim for benefit is denied (in whole or in part), the denial and the appeal of the decision shall be handled in accordance with the provisions of Department of Labor Regulation 2560.503-1.

6.9           Limitation on Payments.  In the event that a Participant's benefit under the Plan, when aggregated with any other payments or benefits received by a Participant, would (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code, then the Participant’s Bonus Payment under Section 1 above shall be reduced to such lesser amount that would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code.  Unless the Company and the Participant otherwise agree in writing, any determination required under this Section will be made in writing by a national “Big Four” accounting firm selected by the Company or such other person or entity to which the parties mutually agree (the “Accountants”), whose determination shall be conclusive and binding upon the Participant and the Company for all purposes.  For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code.  The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section.  The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section. Any reduction in payments or benefits required by this Section shall occur in the following order: (1) reduction of cash payments; (2) reduction of equity award vesting acceleration, and (3) reduction of other benefits paid to Participant.  In the event that acceleration of vesting of equity awards is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant for Participant’s equity awards.  The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

6.10           Code Section 409A Compliance.

(a)           Notwithstanding any provision to the contrary herein, no benefits under this Plan that become payable under this Plan by reason of Participant’s termination of employment with the Company (or any successor entity thereto) will be made unless such termination of employment constitutes a “separation from service” within the meaning of Section 409A of the Internal Revenue Code (the “Code”), and any final regulations and Internal Revenue Service guidance promulgated thereunder (“Section 409A”).  Further, if Participant is a “specified employee” of the Company (or any successor entity thereto) within the meaning of Section 409A on the date of Participant’s termination (other than a termination due to death), then the severance payable to Participant, if any, under this Plan, when considered together with any other severance payments or separation benefits that are considered deferred compensation under Section 409A (together the “Deferred Compensation Separation Payments”) that are payable within the first six months following Participant’s termination of employment, shall be delayed until the first payroll date that occurs on or after the date that is six months and one day after the date of the termination, when they shall be paid in full.  Notwithstanding anything herein to the contrary, if Participant dies following his termination but prior to the six month anniversary of his termination, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of Participant’s death.  Each payment and benefit payable under this Plan is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

(b)           Any amounts paid under this Plan that satisfy the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations will not constitute Deferred Compensation Separation Payments for purposes of clause (ii) above.

(c)           Any amount paid under this Plan that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations (an “Involuntary Separation Exempt Payment”) that do not exceed the Section 409A Limit shall not constitute Deferred Compensation Separation Payments for purposes of clause (a) above.  “Section 409A Limit” means the lesser of two times:  (i) Participant’s annualized compensation based upon the annual rate of pay paid to Participant during the taxable year preceding the taxable year of Participant’s termination of employment as determined under, and with such adjustments as are set forth in, Treasury Regulation 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which Participant’s employment is terminated.

(d)           The foregoing provisions are intended to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply.  The Company and Participant agree to work together in good faith to consider amendments to this Plan and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Participant under Section 409A

ARTICLE VII
PLAN ADMINISTRATION

7.1           Plan Administration.

(a)           Authority to control and manage the operation and administration of the Plan shall be vested in the Committee appointed by the Board.  The Committee shall have all powers necessary to supervise the administration of the Plan and control its operations.

(b)           In addition to any powers and authority conferred on the Committee elsewhere in the Plan or by law, the Committee shall have the following powers and authority:

(i)           To designate agents to carry out responsibilities relating to the Plan;

(ii)          To administer, interpret, construe and apply this Plan and to answer all questions which may arise or which may be raised under this Plan by the Participant, Beneficiary or other person whatsoever;

(iii)         To establish rules and procedures from time to time for the conduct of its business and for the administration and effectuation of its responsibilities under the Plan; and

(iv)         To perform or cause to be performed such further acts as it may deem to be necessary, appropriate, or convenient for the operation of the Plan.

(c)           Any action taken in good faith by the Committee in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon the Participant and Beneficiaries.  All discretionary powers conferred upon the Committee shall be absolute.

7.2           Limitation on Liability.  No employee or member of the Committee shall be subject to any liability with respect to his duties under the Plan unless the person acts fraudulently or in bad faith.  To the extent permitted by law, the Company shall indemnify each member of the Committee, and any other employee of the Company with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative, or investigative, by reason of the person's conduct in the performance of his duties under the Plan.

ARTICLE VIII
MISCELLANEOUS MATTERS

8.1           Amendment and Termination.  The Company expects the Plan to be permanent, but since future conditions affecting the Company cannot be anticipated or foreseen, the Company reserves the right to prospectively amend, modify, or terminate the Plan at any time by action of the Board.  Upon termination of the Plan, the Adjusted Account Value at the time of the termination shall be the Participant’s sole benefit under the Plan and shall become payable in accordance with the terms of Articles IV and VI and the Plan.  Retroactive amendments shall be enforceable only if consented to by the Participant.

8.2           Benefits Not Alienable.  Benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily.

8.3           No Enlargement of Employee Rights.  This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and the Participant or to be consideration for, or an inducement to, or a condition of, the employment of the Participant.  Nothing contained in the Plan shall be deemed to give the right to the Participant to be retained in the employ of the Company or to interfere with the right of the Company to discharge the Participant at any time.

No person shall have any right to any benefits under this Plan, except to the extent expressly provided herein.

8.4           Governing Law.  To the extent not preempted by federal law, all legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of California.

8.5           Compliance With Other Laws.

(a)           For Participants subject to Section 16 of the Exchange Act: (i) the Plan is intended to satisfy the provisions of Rule 16b-3; (ii) all transactions involving Participants who are subject to Section 16(b) of the Exchange Act are subject to the provisions of Rule 16b-3 regardless of whether they are set forth in the Plan; and (iii) any provision of the Plan that conflicts with Rule 16b-3 shall not apply to the extent of the conflict.

(b)           If any provision of the Plan, any Award, or Award Agreement conflicts with the requirements of Code Section 162(m) or 422 for Awards subject to these requirements, then that provision shall not apply to the extent of the conflict.

(c)           Notwithstanding any other provision of the Plan, the Board and each Committee shall administer the Plan, and exercise all authority and discretion under the Plan, to satisfy the requirements of Code Section 409A or any exemption thereto.

IN WITNESS WHEREOF, in order to record the adoption of the Plan, GenSpera, Inc. has caused this instrument to be executed to be effective [______], 2011.

GENSPERA, INC.

By:

Its: